UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 20, 2007

MGT Capital Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UD
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       011-44-20-7605-7950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

Asia IT Capital Investments Limited (a related party) (“Asia IT”) has provided us with two credit facilities:

a.               The Company—has a credit facility for up to $20 million (expiring in December 2007).  Any draw downs against this facility would accrue interest at 2% above US LIBOR.  We are restricted from borrowing funds directly or indirectly other than through this facility without the consent of Asia IT Capital Investments Limited;

b.              Medicsight PLC (one of our subsidiary companies) (“Medicsight”)—has a credit facility for up to £10 million ($19 million) (expiring in December 2007), that is secured by a lien on all of the assets of this company.  Any draw downs against this facility would accrue interest at 2% above Sterling LIBOR.

At the period ended March 31, 2007 the Company had no drawings under the $20 million facility with Asia IT, and Medicsight had no drawings under its £10 million ($19 million) facility with Asia IT.

On June 21, 2007, following Medicsight’s completion of its placing and admission of its shares for trading on the London Stock Exchange’s AIM market, the Company and Asia IT have mutually agreed to terminate both of these loan facilities effective June 30, 2007.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 20, 2007, the Company completed the sale of 11,677,300 shares from its holding in its subsidiary company Medicsight PLC (“Medicsight”) in a private placement at $2.19 (£1.10) per share raising approximately $24,460,000 (£12,267,000) net of expenses.  A commission of 4 per cent was paid to Asia IT Capital Investments Limited, a related party.  Following the completion of Medicsight’s placing on June 21, 2007, the Company’s shareholding in Medicsight is 85,000,000 shares representing 54.7 per cent of the issued share capital.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2007, Stephen Forsyth resigned as Chairman and Director of the Company following the admission of the shares of the Company’s subsidiary company, Medicsight PLC, to the London Stock Exchange’s AIM market.  The Board has appointed Tim Paterson-Brown as Chairman and Chief Executive Officer with immediate effect.

Item 8.01.  Other Events

On June 21, 2007, the Company’s subsidiary company, Medicsight PLC, announced that it had completed a placing raising approximately $60,600,000 (£30,400,000) net of expenses and that its shares had been admitted for trading to the London Stock Exchange’s AIM market under the ticker symbol MDST.

Item 9.01.  Financial Statements and Exhibits

Press releases dated June 21, 2007 are filed as Exhibit 1 and 2 to this report on Form 8-K are incorporated herein by reference.

(d)           Exhibits.

1              Press release

2              Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chief Executive Officer
Date: June 21, 2007